EXHIBIT 10.2 - JOINT MARKETING AND DISTRIBUTION AGREEMENT


           THIS AGREEMENT is being entered into as of this 17th day of May, 1996, between REALITY INTERACTIVE, INC., a Minnesota corporation with its principal office at Suite 300, 11200 West 78th Street, Eden Prairie, Minnesota 55344 ("RII") and AMERICAN SOCIETY FOR QUALITY CONTROL INC., a New York corporation, with its principal place of business at 611 East Wisconsin Avenue, Milwaukee, Wisconsin 53201 ("ASQC").


                                    RECITALS

         WHEREAS, RII is the producer and publisher of a certain automotive quality control standards product published in electronic digital format and known as QS-9000 Compliance Series (the "Series");

         WHEREAS, the Series will be comprised of four separate titles (individually, the "Title") as follows:

         Starting the QS-9000 Process
         Managing the QS-9000 Process
         Building and Implementing the QS-9000 Quality System
         Auditing the QS-9000 Quality System

         The Titles and Series are collectively referred to herein as the "Product";

         WHEREAS, ASQC promotes, markets and distributes quality control training materials including CD-ROM multimedia products;

         WHEREAS, ASQC desires to act as a consignment seller of the Product and to sell the Product through its distribution channels; and

         WHEREAS, RII is willing to grant ASQC the right to sell the Product on consignment and to allow ASQC a Distribution Fee in accordance with the terms and conditions as set forth herein.


                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the recitals and the mutual agreements and acknowledgments made herein, the parties agree as follows:

         1. APPOINTMENT. RII grants to ASQC the nonexclusive right, under the terms of this Agreement, to promote and sell the Products in the Territory (as defined below) and to bill customers for such sales and to collect the receivables. ASQC may not copy or modify the Product nor may ASQC remove any original contents from the Product package nor repackage the Product without the prior written consent of RII.

         2. TERRITORY. The Territory shall be worldwide. ASQC and RII shall have the right to sell the Product throughout the Territory either directly, or through appointed independent sales representatives. RII shall also have the right to appoint other distributors to sell the Product in the Territory, provided ASQC consents to the appointment, which consent shall not be unreasonably withheld. The other distributors appointed by RII shall have the right to sell the product through independent sales representatives.

         3. PRICE. RII retains the right to establish the retail price of any Title and of the Series (the "Retail Price") and to adjust the Retail Price from time to time upon ninety (90) days written notice to ASQC. ASQC shall not adjust the Retail Price without the prior written consent of RII, which consent RII may withhold in its sole discretion. The initial Retail Price for each of the Titles and the Series is set forth in Exhibit A hereto. If RII appoints another distributor in the Territory, or sells the Product through independent sales representatives, RII will not establish or permit retail prices for sales by that distributor, sales representatives or any representatives appointed by them, which are lower than the Retail Price for sales by ASQC. If RII makes direct sales, RII will not make such sales at a price lower than the Retail Price for sales by ASQC.

         4. ORDERS BY ASQC. ASQC may place orders for the Product in such quantities as ASQC reasonably believes are necessary. Orders shall be placed in writing and must be placed at least seven (7) business days prior to the requested shipment date. RII shall make every reasonable effort to insure the shipment of the Product on or before ASQC's requested shipment date.

         5. SHIPMENT. Packages containing the Product and any applicable RII literature or documentation shall be shipped to ASQC F.O.B. to a warehouse designated by ASQC. RII shall not insert any special or extraordinary materials, including, but not limited to mail order or other promotional material in, or affix any special or extraordinary stickers or other items without obtaining ASQC's prior written consent. As used in this paragraph "special or extraordinary" shall mean printed material, inserts, stickers or other promotional material (i) not used by RII in or on its general release of any Title or of the Series, or (ii) that quotes a suggested wholesale, retail, or special price for any Title or for the Series.

         6. MARKETING POLICIES; PRODUCT SUPPORT. The parties will develop a mutually acceptable marketing plan. ASQC agrees to use its best efforts to sell the Products in the Territory. ASQC will promptly respond to any inquiries for the purchase of Products that are forwarded to ASQC by RII. ASQC will maintain reasonable inventory levels of Products at one or more facilities. RII will provide all customers access to complete technical support for all Products and maintain a responsive customer support function.

         7. DISTRIBUTION FEE AND SALES CREDIT. ASQC shall be entitled to a Distribution Fee on each unit of the Product which it sells to a customer. The amount of the Distribution Fee shall be calculated as described on Exhibit B and based on ASQC's Net Receipts. RII shall pay ASQC a Sales Credit on each unit of the Product which it sells to a customer, which Sales Credit shall be calculated as described on Exhibit B hereto and based on RII's Net Receipts. As used herein, "Net Receipts" means the net revenues of ASQC or RII, as the case may be, actually received from sales of the Product by any means or distribution channels, including sales by sales representatives, distributors and sales representatives appointed by distributors, exclusive of demonstration or promotional copies, returns, postage, freight or other actual shipping charges.

         8. PAYMENT. On or before the 30th day after the end of each month during the term of this Agreement, ASQC and RII shall each submit to the other, in a mutually acceptable format, an accurate and complete report of the units of the Product sold and Net Receipts for the Product during the previous month. ASQC's statement shall be accompanied by ASQC's payment in the amount of its Net Receipts reduced by the Distribution Fee, and RII's statement shall be accompanied by RII's payment in the amount of the Sales Credit. All payments will be made in U.S. dollars.

         9. TITLE, INSURANCE AND OTHER EXPENSES. Title to the Products shall be vested in RII at all times until passed directly to the customer. Title and risk of loss shall pass to the customer at such time as ASQC delivers the Products to the customer. RII shall keep the Products insured against such risks and in such amounts and according to such other terms as it may from time to time determine.

         10. QUALITY AND WARRANTIES. RII warrants that the optical media on which the Product is distributed is free from defects in materials and workmanship. EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE, RII MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ITS CONTENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. If a Product fails to meet this limited warranty, ASQC's sole and exclusive remedy is replacement or, at RII's option, refund of the purchase price. This section shall not limit RII's liability under sections 14, 16, and 21 below, with respect to intellectual property rights and indemnification. RII shall extend its standard warranty to purchasers of the Product, a copy of which is attached as Exhibit C, in the form in which it appears on the Product Registration Card packaged with the Product. ASQC shall not represent that RII makes any warranty other than this standard warranty.

         11. USE OF RII TRADEMARKS AND ADVERTISING IN THE TERRITORY. ASQC may advertise and use the trade names, trademarks, images, likenesses or other information which is attached hereto as Exhibit D ("Approved Materials"), for normal advertising and promotion within the Territory. Upon reasonable notice, RII may withdraw or modify such authorization. All use of any Approved Materials in any marketing and promotion, including but not limited to advertisements and packaging, shall contain such trademark or other notice of attribution as may be specified by RII from time to time.

         12. USE OF ASQC TRADEMARKS AND ADVERTISING IN THE TERRITORY. RII may advertise, and use the tradenames, trademarks, images, likenesses or other information which is attached hereto as Exhibit E, on the Product and on the packaging for the Product, for normal advertising, promotion, marketing and sales of the Product by RII in the Territory. Upon reasonable notice, ASQC may withdraw or modify this authorization.

         13. LIMITATION ON USE OF THE MARKS BY RII. RII shall use the Marks only in the approved format. RII shall not adopt, use or attempt to register any modifications of the Marks or combinations of the Marks with any other Marks without the prior written approval of ASQC. In addition, RII shall not (i) use the Marks to incur any obligation or indebtedness on behalf of ASQC, (ii) use the Marks as part of its corporate or other legal name, or (iii) mortgage, pledge or in any way encumber the rights granted to RII with respect to use of the Marks.

         14. OWNERSHIP AND PROPRIETARY RIGHTS. RII represents and warrants that
(i) it has all rights in and to copyrights, trade secrets and trademarks associated with the Product under this Agreement, including those in Exhibit E,
(ii) the use of the literary and artistic materials and ideas contained or embodied in the Product, containers and advertising materials, if any, furnished to ASQC by RII in accordance with the terms of this Agreement, will not violate any law, or infringe upon, or violate any rights of any person, firm or corporation, and (iii) RII has no knowledge of any litigation, proceeding or claim pending or threatened against RII which may materially affect RII's rights in and to the Product, or the works and performances embodied thereon, the copyrights pertaining thereto, or the rights, licenses and privileges granted to ASQC hereunder.

         15. RIGHTS TO INCLUDE ANSI/ISO/ASQC Q9000 IN PRODUCT. ASQC shall grant to RII a non-exclusive, perpetual and paid-up license to electronically imbed the North American language version for ISO 9000, known as ANSI/ISO/ASQC Q9000, in the Product.

         16. ROYALTIES AND OTHER PAYMENTS. RII shall be solely responsible for and shall make any payments required to be made to any individual, entity or group representing authors of the Product, participants in the production of the works or performances embodied on the Product, and publishers or other persons having legal or contractual rights of any kind to participate in the receipts of such works or performances as a result of the transaction contemplated by this Agreement.

         17. RIGHTS BELONGING TO RII. ASQC acknowledges that all intellectual property rights to the Product belong to RII or its licensers, as the case may be. ASQC will not alter the Product or any portion thereof, including the packaging, and will not remove RII's copyright notices, restricted rights legends, or any other notices from the Product or documentation.

         18. COVENANTS OF ASQC AND RII. Each party covenants and represents that
(i) except with the prior written approval of the other, it shall make no representations or warranties on behalf of the other in connection with the distribution of the Product, (ii) they will market the Product only in a manner consistent with the marketing policies determined in accordance with section 6,
(iii) they will maintain accurate books of accounts in connection with any sales made by them pursuant to this Agreement, and (iv) they will insure that any sales representatives, distributors or sales representatives appointed by distributors will comply with these covenants.

         19. EXCHANGE OF INFORMATION. ASQC will provide to RII, on a monthly basis and in a mutually acceptable format, a list of purchasers of the Product, including the name of the purchaser, the shipment address of the purchaser and the Title or Titles or Series purchased.

         20. TAXES. ASQC shall be responsible for any taxes (including, but not limited to, sales, use, excise, telecommunications and gross receipts taxes) and other similar charges now or in the future imposed upon ASQC or any person or entity retained by it in connection with any aspect of its performance of this Agreement, exclusive of any taxes imposed directly on RII. The foregoing does not affect the definition of Net Receipts in section 7.

         21. INDEMNIFICATION BY RII. RII will indemnify and hold harmless ASQC, its officers, employees and agents, from and against all loss, damages, liability, and expense, including attorney fees, incurred by reason of any claims, actions, suits or governmental investigations or proceedings, brought against or involving them or any of them, and which (i) relate to or arise out of a breach by RII of its warranties under sections 14 and 16 relating to intellectual property rights, or (ii) are brought by a third party and arise out of a claimed defect in the Product or a claim that the Products fail to meet warranties, representations or specifications made by RII.

         22. INDEMNIFICATION BY ASQC. ASQC will indemnify and hold harmless RII, its officers, employees and agents, harmless from and against all loss, damages, liability, and expense, including attorney fees, incurred by reason of any claims, actions, suits or governmental investigations or proceedings, brought against or involving them or any of them, and which relate to or arise out of a breach by ASQC of its covenants under sections 17, 18 and 20.

         23. TERM AND TERMINATION. The term of this Agreement is three years from the date of its execution. The term may be extended by mutual consent of the parties. This Agreement may not be terminated by either party during its term except for good cause. Good cause shall mean a material breach of this Agreement. Notwithstanding the foregoing, neither party may terminate for cause unless it notified the other party of any alleged material breach in writing and the breach has not been cured within 30 days from such notice. Notwithstanding any other provisions of this paragraph, this Agreement will terminate automatically in the event either party ceases to do business in the event of either party's bankruptcy, insolvency, or assignment for the benefit of creditors, and RII or ASQC may terminate this Agreement effective immediately upon notice to the other party in the event of the conviction of, or commission by, the other party or any principal officer, shareholder, employee or any partner of the other party of any crime which may adversely affect the goodwill or reputation of RII or ASQC. Upon termination of this Agreement, ASQC shall return all of the Product and Documentation, as well as copies of promotional materials, marketing literature, written information and reports pertaining to the Product and that have been supplied by RII. Neither party shall advertise, market, sell or distribute the Product, directly or through distributors, or through sales representatives after termination of this Agreement by using the other party's trademarks, as attached hereto as Exhibits D and E.

         24. RELATIONSHIP OF PARTIES. During the term of this Agreement, the relationship between RII and ASQC is that of independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

         25. CONFIDENTIALITY. Any specifications, samples, computer programs, technical information, lists of customers or potential customers or other proprietary business information or data, written, oral or otherwise, disclosed by one party to the other ("Confidential Information") shall remain the property of the disclosing party. The parties agree to hold all such Confidential Information in strict confidence and not to disclose same to any third party without the disclosing party's prior written consent. Upon expiration or termination of this Agreement, each party shall return to the other all such Confidential Information in its possession.

         26. NOTICE. All notices shall be in writing and will be delivered personally, by confirmed facsimile transmission, by certified mail, or overnight courier, to the addresses specified below:


         If to ASQC:                American Society for Quality Control, Inc.
                                    611 East Wisconsin Avenue
                                    Milwaukee, WI 53201
                                    Attn: Brian J. LeHouillier
                                    Director, Programs and Operations
                                    Telephone:  (414) 272-8575
                                    Fax:  (414) 272-1734

         If to RII:                 Reality Interactive, Inc.
                                    Suite 300
                                    11200 West 78th Street
                                    Eden Prairie, Minnesota 55344
                                    Attn: Wesley W. Winnekins, CFO
                                    Telephone:  (612) 996-6777
                                    Fax:  (414) 996-6799

Notice will be effective only upon receipt.


         27. MISCELLANEOUS.

         (a) SURVIVAL OF OBLIGATIONS. The parties agree that the obligations imposed by 21, 22 and 25 will survive the termination of this Agreement.

         (b) ELECTION OF REMEDY AND WAIVER. The exercise of one right or remedy hereunder will not constitute an election or preclude either party from exercising or pursuing all other rights or remedies available to them under the law or as provided herein. The failure of either party at any time to require performance by the other part of any provision hereof will in no way affect the right to require such performance at any time thereafter, nor will the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision, or constitute a waiver of the provision itself.

         (c) ASSIGNMENT, AMENDMENT AND SEVERABILITY. Neither this Agreement nor any rights hereunder or interest herein may be assigned by either party without the prior consent of the other, except to a parent, subsidiary or affiliate of the assigning party. This Agreement and the Exhibits hereto constitute the entire agreement regarding the subject matter contained in this Agreement between RII and ASQC and may not be substituted, varied or abridged in any manner, except as provided herein, unless by written amendment executed by an authorized agent or officer of ASQC and an authorized officer of RII. In the event any provision of this Agreement is found to be void or unenforceable, all remaining provisions of this Agreement will remain in full force and effect.

         (d) GOVERNING LAW. This Agreement and the relationship between the parties hereto will be governed by and construed in accordance with the internal laws of the State of Wisconsin.

         (e) TERMINATION OF PRIOR AGREEMENT. This Agreement and the Exhibits hereto terminates and supersedes all prior and contemporaneous agreements, written or oral, or created by a course of dealing, if any, between the parties with respect to the subject matter contained in this Agreement.

         (f) ARBITRATION. All disputes arising out of this Agreement and relating to any relationships created hereby will be subject to binding arbitration. The party seeking arbitration must serve the other party by certified mail with a written demand for arbitration setting forth the question for arbitration. Arbitration will be held before a single arbitrator in Milwaukee, Wisconsin, if arbitration is sought by RII or in Minneapolis, Minnesota if arbitration is sought by ASQC. Arbitration will be pursuant to the rules of the American Arbitration Association, except as modified by this Agreement. In no event may the arbitrator award punitive damages. The prevailing party will be entitled to reimbursement from the other party for all expenses, costs and attorneys' fees incurred in the arbitration. The parties consent to the jurisdiction of the state and federal courts in Milwaukee, Wisconsin and the state and federal courts in Minneapolis, Minnesota, as the case may be, for any action to enforce the award of the arbitrator.

IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the date written above.

REALITY INTERACTIVE, INC.             AMERICAN SOCIETY FOR QUALITY
                                      CONTROL, INC.

BY  /s/  Wesley W. Winnekins          BY  /s/   Brian J. LeHouillier

ITS  Chief Financial Officer          ITS Director Programs & Operations


                                    EXHIBIT A
                  REALITY INTERACTIVE QS-9000 COMPLIANCE SERIES
                                PRICING SCHEDULE




- ---------------------------------------------------------------------
QS-9000 Compliance Series                              Unit Price
- ---------------------------------------------------------------------

Starting the QS-9000 Process                                    $995

Managing the QS-9000 Process                                    $995

Building and Implementing the QS-9000 Quality System            $995

Auditing the QS-9000 Qaulity System                             $995

QS-9000 Compliance Series  (4-CD set)                         $3,595
- ---------------------------------------------------------------------

                                    EXHIBIT B


1.0      ASQC DISTRIBUTION FEE

         ASQC will calculate a distribution fee based on Net Receipts (as defined in Section 8). The fee schedule is calculated as follows:

         ASQC NET RECEIPTS          DISTRIBUTION FEE

         $0 - $1.8M                       (***)%
         $1.8M +                          (***)%

2.0      RII SALES CREDIT

         RII will calculate a Sales Credit based on Net Receipts (as defined in Section 8). The credit schedule is calculated as follows:

         RII NET RECEIPTS            SALES CREDIT
         $0- 1.8M                          (***)%
         $1.8M +                           (***)%

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


                                    EXHIBIT C

                                STANDARD WARRANTY

         Licensor warrants that the optical media on which the Product is distributed is free from defects in materials and workmanship. Licensor will replace defective media at no charge, provided you return the defective item with dated proof of payment to Licensor within ninety (90) days of the date of delivery. This is your sole and exclusive remedy for any breach of warranty. EXCEPT AS SPECIFICALLY PROVIDED ABOVE, LICENSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ITS CONTENT, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL LICENSOR BE LIABLE FOR DIRECT, INDIRECT, SPECIAL; INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT OR DOCUMENTATION. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL LICENSOR'S LIABILITY EXCEED THE AMOUNT OF THE LICENSE FEE PAID. THE WARRANTY AND REMEDIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS, ORAL OR WRITTEN, EXPRESS OR IMPLIED. Some states do not allow the exclusion or limitation of implied warranties or limitation of liability for incidental or consequential damages, so that the above limitation or exclusion may not apply to you.

                                    EXHIBIT D
                                 RII TRADEMARKS

                         [LOGO] REALITY INTERACTIVE (TM)


                    REAL TOOLS FOR ACCELERATED LEARNING (TM)


                         [LOGO] REALITY INTERACTIVE (TM)
                    REAL TOOLS FOR ACCELERATED LEARNING (TM)



                                    EXHIBIT E
                                 ASQC TRADEMARKS

                                 [LOGO] ASQC(R)

                         [LOGO] ASQC AUTOMOTIVE DIVISION